UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)            August 15, 2007
Martin Marietta Materials, Inc.

(Exact Name of Registrant as Specified in Its Charter)
North Carolina

(State or Other Jurisdiction of Incorporation)

1-12744	56-1848578

(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607

(Address of Principal Executive Offices)	(Zip Code)
(919) 781-4550

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.
On August 15, 2007, the Corporation announced a 25 percent increase in its regular quarterly cash dividend to $0.345 per share on its common stock. The dividend, which represents a cash dividend of $1.38 per share on an annualized basis, is payable September 28, 2007, to shareholders of record at the close of business on August 31, 2007.
The Corporation also announced that its Board of Directors authorized the repurchase of up to an additional 5,000,000 shares of the Corporation’s common stock.
The press release, dated August 15, 2007, is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.
Item 9.01     Financial Statements and Exhibits.
(c) Exhibits
99.1
Press Release dated August 15, 2007, announcing a 25 percent increase in the Corporation’s regular quarterly cash dividend to $0.345 per share on its common stock and the Board of Directors authorizing the repurchase of an additional 5,000,000 shares of the Corporation’s common stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.

(Registrant)

Date: August 15, 2007	By:	/s/ Anne H. Lloyd

Anne H. Lloyd, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1
Press Release dated August 15, 2007, announcing a 25 percent increase in the Corporation’s regular quarterly cash dividend to $0.345 per share on its common stock and the Board of Directors authorizing the repurchase of an additional 5,000,000 shares of the Corporation’s common stock.